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                              KOREA TELECOM CAMA PROJECT
                                  TEAMING AGREEMENT
                                   ACE*COMM/SAMSUNG


This Agreement is entered into effective _________________, between SAMSUNG ELECTRONICS COMPANY, LTD (SAMSUNG), having its principal place of business located at Samsung Main Building, 250, 2-Ka, Taepyung-Ro, Chung-Ku, Seoul, 100-742, Korea, and AMERICAN COMPUTER AND ELECTRONICS CORPORATION (ACE*COMM), a Maryland Corporation with offices located at 209 Perry Parkway, Gaithersburg, Maryland 20877, hereinafter "the Parties."

WHEREAS, Korea Telecom (KT) has established requirements to collect its billing data in an effective, accurate, and timely manner. Specifically, KT desires to replace its current recording and collection method using magnetic tape drives with an automated electronic data capture, transmission, and distribution system and refers to this work activity as the KT CAMA Project (hereinafter "the Project");

WHEREAS, the Consortium (the "Consortium" refers to each of the three companies individually as well as collectively as follows: Samsung Electronics Company, Ltd., LG Information and Communications, Ltd., and ILJIN Corporation) desires to cooperate to meet the requirements of the KT CAMA Project;

WHEREAS, KT has selected the Consortium to accomplish the Project utilizing their own resources and those that are available in the market;

WHEREAS, the Consortium has selected ACE*COMM as the supplier of products and services in connection with the Project;

WHEREAS, ACE*COMM desires to cooperate and work with the Consortium to meet the Project requirements and provide products and services in connection with the Project;

WHEREAS, KT is expected to award the Project to the Consortium upon successful trial demonstration, the Consortium and ACE*COMM (collectively the Project Team ) realize that they must take reasonable steps to align resources to utilize the strengths of each Team Member and work with each other openly;

WHEREAS, the Project Team desires to collaborate as described herein to support the Project, and each have entered into a separate Teaming Agreement with ACE*COMM for such purpose,

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NOW THEREFORE, in consideration of the mutual promises set forth herein, the
Parties agree as follows:

A.   Scope of the Agreement

     This Agreement is applicable only to the Project. The Parties agree that their work in connection with the Project will be conducted in two Phases, with Phase I being a trial to demonstrate the ability of ACE*COMM to deliver Extract Devices (EDs) functionally consistent with KT requirements (the "Trial") and Phase II being the delivery of the full scope of the KT requirement (343 ED systems). The objective of this Agreement is to set forth the terms and conditions pursuant to which the Parties will cooperate in the execution of the Trial for the Project, and in the event such Trial is successful, to set forth the process by which the Parties will negotiate and implement a contract with Korea Telecom in connection with the Project.

B.   Nature of the Cooperation

     (1) The Parties agree to take reasonable steps to cooperate to maximize the chances of a successful Trial on terms and conditions satisfactory to both. In this regard, the Parties agree during the term of this Agreement to collaborate on an exclusive basis in developing, submitting, and conducting a Trial for the Project. If this Agreement terminates pursuant to Section N, each Party shall be free, thereafter, to sell its products or services or otherwise participate in the Project.

     (2) The Parties agree that there will be a Trial Phase (Korea Telecom Verification Test) to demonstrate the ability of ACE*COMM to deliver Extract Devices (EDs) functionally consistent with KT requirements. This Phase will be conducted based upon the time line portrayed in Annex 2 and the Acceptance Plan documented in Annex 4. Each of these Annexes shall become and constitute an integral part of this Agreement. In the Trial Phase, ACE*COMM will perform all necessary modifications of its DCMS architecture necessary to comply with ED specifications which will be contained in Annex 8 of this Agreement, which shall become and constitute an integral part of this Agreement.

     (3) Upon successful completion of the Trial Phase, and upon KT purchase of the ACE*COMM EDs for the Project, the Trial EDs will be replaced by the commercial product with a full credit for the price of the Trial EDs.

     (4) The terms and conditions for the supply of EDs are contained in Annex 7 of this Agreement.

     (5) The Parties agree that the Project shall be presented as a combined effort with support from ACE*COMM as named sub-contractor. As among the Parties, it is agreed that SAMSUNG will assume a role as team leader,

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          with overall responsibility for integrating the business and technical aspects of the Project, in consultation with and as supported by ACE*COMM, but with each Party assuming full responsibility for its own Project Share, as defined below.

     (6) Except as otherwise specified in the Agreement, no Party shall be authorized to act for, or on behalf of, the other Party for any purpose related to the Project except as may be authorized in writing by that other Party.

     (7) Nothing contained in this Agreement shall be construed or interpreted to the effect that the Parties hereto have established or intend to establish any form of corporate association, agency or partnership, other than the specific cooperation arrangement established by this Agreement.

C.   Division of Responsibilities

     (1) Each Party shall be solely and entirely responsible for offering, and in case of award of contract for the Project, carrying out of such part of the Project as is defined as its area of responsibility (said area of responsibility and any revision thereof are referred to as "Project Share"). The framework and principles governing the determination of each party's Project Share are set forth in Annex 1 hereto, which Annex forms an integral part of this Agreement. Prior to executing a contract with KT for the Project, the Parties will define more precisely the allocation of their respective responsibilities, together with specific terms (including price) governing their performance, which will be reflected in supplementary contracts between the Parties.

     (2) Other equipment and services required for the Project and not specifically allocated as part of one party's Project Share shall be selected by SAMSUNG.

     (3) The Parties recognize that timeliness of performance will be critical to the success of the Project. Therefore, as soon as feasible, the Parties will agree to a time-line for the performance of their various responsibilities under this Agreement, which time-line will be attached hereto as Annex 2 and which shall become and constitute an integral part of this Agreement. ACE*COMM agrees to the milestone dates presently included in Annex 2 based on the understanding between the Parties. Such time-line, with any agreed to modifications as evidenced in writing, shall also be incorporated into the subsequent contracts between the Parties contemplated by Section C(1).

D.   Subcontractors and Assignment

     No Party shall assign, transfer, or delegate its interest in this Agreement or the rights granted herein in any manner. This Section shall not preclude the use of a

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     sub-contractor by any Party to perform a portion of that Party's Project
     Share, provided that such Party remains solely and entirely responsible for the satisfactory performance of its Project Share, including the performance of its subcontractors.

E.   Coordinating Council

     Upon signature of this Agreement, each Party shall designate a representative who shall be primarily responsible for representing such Party and working with the representatives of the other companies making up the Consortium. Such representatives shall form a Coordinating Council, which shall regularly meet and/or consult in order to decide on the activities to be undertaken under this Agreement and in order to assure the proper coordination among the Project Team with regard to such activities and in particular in the preparation of the Project for KT.

F.   Preparation of The Project

     (1) The Parties hereto shall prepare in joint consultation, each at its own expense, their respective engineering contribution to the Project in accordance with the time schedule to be established as Annex 2. The separate contributions of each shall be integrated through the efforts of the Coordinating Council to form a single proposal for the Project. SAMSUNG shall assume a leadership role in integrating the technical and commercial aspects of the Project. The Parties shall undertake to reach agreement during the period of preparation of the Project on matters of common interest in the Project.

     (2) In order to clearly define all of a technical, commercial or other nature to ensure a Trial which is as complete as possible, each Party will coordinate its Project Share with the other Party and disclose to the other Party upon request such technical, commercial and other information as may reasonably be required in order to avoid inconsistencies in the Project. Disclosure of the Parties confidential or proprietary information or material shall be governed by Section K hereof to the extent applicable.

     (3) Each Party shall be responsible that its contribution to the Project covers all details of the Project comprised in its Project Share, and any error or omission occurring shall be the responsibility of the Party in whose Project Share such errors or omissions have occurred, and each Party hereto shall save harmless and indemnify the other Party from and against any loss or damage sustained by the other Party by reason of such errors or omissions (consequential or indirect damages or lost profit excluded).

     (4) Each Party will inform the other Party as appropriate of any problems of which it is aware and which will prevent it from meeting the requirements and obligations arising out of this Agreement.

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G.   Relationship to Korea Telecom

     (1) SAMSUNG will be the responsible agent on behalf of the Parties for dealing with KT for their portion of the Project.

     (2) Under this Agreement ACE*COMM's intellectual property is protected under the terms of the Non Disclosure Agreement, Annex 5, entered into by Consortium and KT on December 5, 1995.

     (3) No contract or commitments will be entered into on behalf of a Party without the written consent of that Party.

H.   Conduct of the Trial

     The parties shall conduct the Trial on or before the date agreed upon.

I.   Award of Contract

     (1) Each Party shall carry out its Project Share for its own risk and account in accordance with the conditions of such contract and this Agreement.

     (2) Each Party shall assume for its Project Share the associated risks, and will indemnify and/or save harmless the other Party in respect of costs for claims, damages, or liabilities which might arise out of or in consequence of the carrying out of its Project Share where the cause of such claim, damage or liability is properly attributable to the act or omission of that Party; if the cause of such claim, damage or liability is attributable to another Project Team Member or to more than one Member, then the cost thereof will be settled in such equitable ratio as will be agreed upon, and where the cause of such claim, damage or liability is not properly attributable to one of the Parties hereto, then the costs thereof will be settled in proportion to the value of the Project Shares of the Parties involved in proportion to the relative size of their Project Shares.

J.   Project Management

     In the event of a successful Trial, SAMSUNG shall be responsible for managing the Parties obligations to KT. Upon signature of a contract with KT in connection with the Project, SAMSUNG shall designate a project manager who shall be responsible for managing these obligations, and whose tasks will include, but not be limited to:

     (1) project control, including scheduling management, coordination and administration of the Project;

     (2) contract administration, including the submission of invoices to KT, and the disbursement of payment to the Parties;

     (3)  coordination among the Parties;

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     (4)  administration of a Trial Acceptance Test Plan (KT Verification Test)
          intended to validate that the ED meets the specifications will be the responsibility of the Customer, Korea Telecom.

K.   Use of Information

     (1) During the term of this Agreement, the Parties may provide each other with confidential, proprietary information pertaining to their business plans, products, technology and operations for purposes of preparing the Project or working in connection with the Project. The protection and use of such ACE*COMM confidential, proprietary information shall be governed by Annex 5 (Non-Disclosure Agreement signed by the Parties) which constitutes an integral part of this Agreement.

     (2) The provisions of this Section K, regarding the use and protection of ACE*COMM confidential, proprietary information, shall survive termination or expiration of this Agreement as follows:

               (a) If termination or expiration is effected under paragraph N(1) hereof, such provisions of Section K shall survive such termination or expiration for three (3) years thereafter,

               (b) If termination or expiration is effected under paragraphs N(2), N(3), or N(4), such provisions of Section K shall survive such termination or expiration for five (5) years thereafter. To the extent any timeframe for survival in this section K(2) differs from any timeframe for use and protection of ACE*COMM confidential, proprietary information provided in Annex 5 hereto, the longer of such timeframes shall apply.

L.   Industrial Property Rights

     ACE*COMM agrees to grant Samsung a non-exclusive, royalty-free, perpetual, and non-transferable license to use and modify source code and technical information provided herein in accordance with the Source Code License Agreement of Annex 6. This license, software, and information shall be used exclusively to support KT in the KT CAMA Project. Additionally, Samsung may provide a sub-licenses to KT under the same terms and conditions of the Source Code License Agreement of Annex 6. No other sub-licenses shall be granted by Samsung to any other party.

M.   Export Control Compliance

     Each Party acknowledges that the products to be transmitted or sold in accordance with this Agreement may be subject to export and re-export restrictions under the United States Department of Commerce Export Administration Regulations ( Regulations ) and may require the specific written permission of the U.S. Department of Commerce to export or re-export the commodities outside the

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     country of destination of such commodities listed in Seller's bill of lading ("Destination Country"). Each Party further acknowledges that any product manufactured by either Party incorporating any item(s) furnished hereunder may also require the specific written permission of the US Department of Commerce for export from the Destination Country, as described in Part 776.12 of the Regulations.

     Each Party assures the other Party that it does not intend to and will not knowingly, without the prior written consent, if required, of the US Department of Commerce, transmit, sell, transfer or convey, directly or indirectly, any of the technical information or software referenced in this Agreement;

     Each Party further assures the other that it will not transmit, sell, transfer or convey any commodities, technical information or software received under this Agreement to any individuals or entities listed in the Table of Denial Orders, as published in Supplement Nos. 1 and 2 to Part 788 of the Regulations.

N.   Term and Termination

     (1) This Agreement shall become effective upon signature by all Parties and continue in force for three (3) years after and may be renewed by mutual written consent after such three (3) years.

     (2) This Agreement shall terminate upon occurrence of any of the following events:

          (a)  cancellation of the Project by KT;

          (b) final rejection during the Trial Phase or award of the Project to an entity who does not belong to Consortium;

          (c) the date upon which the Parties enter into subsequent contracts governing their performance of the Project;

          (d) June 30, 1997, in the event that no contract in connection with the Proposal has yet been awarded to SAMSUNG.

     (3) In addition to the above, any Party may terminate this Agreement on thirty (30) days written notice to the other Party that the other Party has breached the Agreement (including a failure of a Party to perform its responsibilities hereunder), and such breach is not satisfactorily cured by the breaching Party within the thirty (30) day period.

     (4) Each Party further shall have the right by written notice to immediately terminate this Agreement if:

          (a) Either of Parties become bankrupt or has a receiving order made against it or shall file a petition in bankruptcy or shall make an arrangement with or an assignment in favor of creditors; or

          (b) SAMSUNG, for any reason, is disqualified for bidding or carrying out its Project Share.

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O.   Arbitration

     Any controversy or claim, whether based on contract, statute, tort, fraud, misrepresentation or other legal theory, related directly or indirectly to this Agreement, except any action arising out of or relating to the Non-Disclosure Agreement of Annex 5 hereto and Source Code License Agreement of Annex 6 hereto and Terms and Conditions For Delivery of Extract Devices of Annex 7 hereto; whenever brought, will be resolved by arbitration in accordance with the terms of this Section. The rules of the International Chamber of Commerce will govern the arbitrability of all claims.

     A single arbitrator who is mutually agreeable to the Parties and knowledgeable in the development and provision of telephony operations systems will conduct the arbitration under the then current rules and supervision of the International Chamber of Commerce. The arbitrator's decision and award will be final and binding and may be entered in any court with jurisdiction. The arbitrator will not have authority to award punitive or other non-compensatory damages to either party. The arbitration will be held in Maryland if SAMSUNG claims; or in Seoul, the Republic of Korea if ACE*COMM claims.

     Each party will each bear its own attorney's fees associated with the arbitration, and pay all other costs and expenses of the arbitration as the rules of the International Chamber of Commerce provide.

P.   Choice of Law and Forum

     This Agreement shall be governed and shall be construed in accordance with the substantive laws of the State of Maryland of the USA.

Q.   Notices

     Any notice to be given under this Agreement shall be provided in writing, to the person, and at the address listed below until further notice:

     SAMSUNG ELECTRONICS COMPANY, LTD

     [Name]      Dr. Ilsoo Ahn

     [Address]   World Tower Bldg., 9th Floor,
                 7-25, Shincheon-dong, Songpa-Ku
                 Seoul, 138-240, Korea

     [Facsimile] 011-82-2-3434-3201

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ACE*COMM

     [Name]      Dr. Thomas V. Russotto

     [Address]   209 Perry Parkway, Gaithersburg, MD 20877

     [Facsimile] (301) 921-0434

R.   Validity

     If any part, term, or provision of this Agreement shall be held void, illegal, unenforceable, or in conflict with the law of any relevant jurisdiction, it shall be assumed that the validity of the remaining portions or provisions shall not be affected thereby.

S.   Entire Agreement

     This Agreement sets forth the entire understanding among the Parties concerning its subject matter and supersedes any prior written or oral communications and agreements. This Agreement shall be amended or changed only by mutual written consent of duly authorized representatives.

T.   No Claim

     Notwithstanding the foregoing, ACE*COMM shall not claim or sue SAMSUNG for any cause solely attributable to LGIC and/or ILJIN.

U.   Signature

     IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement effective as of the day and year first above written.

     SAMSUNG ELECTRONICS                         AMERICAN COMPUTER AND
     COMPANY, LTD.                               ELECTRONICS CORPORATION

By:                                              By :
   --------------------------------              ---------------------------

Name:                                            Name: Dr. Thomas V. Russotto
     ------------------------------                    ---------------------

Title:                                           Title: Vice President
      -----------------------------                     --------------------
Date:                                            Date:
     ------------------------------                   ----------------------

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